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                                                                    Exhibit 10.2

                     AMENDMENT NO. 2 TO CONSULTING AGREEMENT


          This Amendment No. 2 (this "Amendment") to Consulting Agreement is entered into as of the 1st day of August, 1998, between INFONAUTICS, INC., a Pennsylvania corporation formerly known as Infonautics Corporation (the "Corporation"), and ISRAEL MELMAN ("Melman").

          WHEREAS, the parties entered into a Consulting Agreement effective as of July 1, 1994 that was amended by Amendment No. 1 thereto effective as of August 1, 1996 (the "Agreement");

          WHEREAS, the parties desire to amend the Agreement effective as of August 1, 1998 to provide that the consulting fee shall be payable semiannually in shares of the Corporation's Class A Common Stock and to amend the termination provisions of the Agreement on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Paragraph 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

               "2. COMPENSATION. In consideration of the consulting services rendered by Melman to the Corporation hereunder, the Corporation shall pay to Melman a consulting fee equal to that number of shares (rounded to the nearest whole share) of Class A Common Stock that is calculated by dividing $18,000 by the Fair Market Value of the Corporation's Class A Common Stock on the applicable Determination Date (each as hereinafter defined), regardless of whether the Corporation requires Melman to perform any specific consulting services during the applicable semiannual period. The consulting fee shall be payable semiannually, commencing January 31, 1998 (the initial Determination
          Date). The consulting fee is the entire compensation to which Melman is entitled for

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          performance of the consulting services under this Agreement. For purpose of this Agreement, if the Corporation's Class A Common Stock is traded in a public market "Fair Market Value" shall mean, if the principal trading market for the Corporation's Class A Common Stock is a national securities exchange or the National Market segment of The Nasdaq Stock Market, the last reported sale price thereof on the Determination Date or (if there were no trades on the date) the latest preceding date upon which a sale was reported, or, if the Corporation's Class A Common Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the Determination Date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board of Directors or a Committee thereof determines. For purposes of this Agreement, if the Corporation's Class A Common Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above "Fair Market Value" shall be as determined by the Board of Directors or a Committee thereof. For purpose of this Agreement, the Determination Date shall be January 31 or July 31 for the semiannual period following the rendering of consulting services by Melman.

2. Paragraph 7 of the Agreement is hereby amended and restated to read in its entirety as follows:

               "7. TERMINATION.

                    (a) Melman's engagement as a consultant to the Corporation and the term of this Agreement shall commence on the date hereof and shall continue until July 31, 2000. This Agreement may be renewed for successive additional periods of one year each by mutual agreement of the parties at least 90 days prior to the expiration of the applicable period.

                    (b) This agreement and all of Melman's rights hereunder shall terminate upon the death of Melman, and neither Melman nor his estate shall have any further rights hereunder, except for any expense reimbursements through the date of death."

3. All references to "this Agreement" in the Agreement shall refer to the Agreement, as amended by this Amendment.

4. Except as amended hereby, the Agreement shall remain in full force and effect. The parties ratify and confirm the Agreement as amended hereby.

               IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 on

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the date first written above.


INFONAUTICS, INC.

By:                                           /s/ Israel Melman
   -----------------------------                  Israel Melman
   Name:
   Title: